Exhibit 4.3


                               THE DII GROUP, INC.

                             1993 STOCK OPTION PLAN


     I.   PURPOSES AND SCOPE OF PLAN.

     DOVatron International, Inc. (the "Company") desires to afford certain salaried officers and other salaried key employees of the Company and its subsidiaries who are in a position to affect materially the profitability and growth of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons interest in and a greater concern for the welfare of the Company. Directors who are salaried key employees within the meaning of the foregoing are eligible to participate in the Plan.

     The stock options offered pursuant to this 1993 Stock Option Plan (the "Plan") are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

     The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

     The options granted under the Plan may be designated as either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not meet the requirements for Incentive Options ("Non-Qualified Options") but the Company makes no warranty as to the qualification of any option as an Incentive Option.

     II.  AMOUNT OF STOCK SUBJECT TO THE PLAN

     The total number of ordinary shares of the Company which may be purchased pursuant to the exercise of options granted under the Plan, including the shares that are subject to options ("Substituted Options") that are substituted for options to purchase shares of common stock of Dover Corporation ("Dover") in connection with the distribution (the "Distribution") by Dover of all of the outstanding common stock of the Company held by Dover to the holders of the common stock of Dover, shall not exceed, in the aggregate, 550,000 shares of the authorized shares, S$0.01 par value, per share, of the Company (the "Shares"), subject to adjustment pursuant to Article XII of the Plan.

     Shares which may be acquired under the Plan shall be authorized but unissued Shares. If and to the extent that options granted under the Plan expire or terminate without having been exercised, new options may be granted with respect to the Shares covered by such expired or terminated option, provided that the grant and the terms of such new options shall in all respects comply with the provisions of the Plan.

     Except as provided in Article XX, the Company may, from time to time during the period beginning on the date (the "Distribution Date") that all of the outstanding common stock of the Company is distributed to the holders of the common stock of Dover (the "Effective Date") and ending ten years from the date thereof (the "Termination Date") grant options to certain salaried officers and other salaried key employees under the terms hereinafter set forth.

     III. ADMINISTRATION

     The Compensation Committee (the "Committee"), or the Board of Directors of the Company (the "Board of Directors") if there is no Committee, will have sole and exclusive authority to administer the Plan. The Committee shall consist of no fewer than two (2) members of the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall administer the Plan so as to comply at all times with Rule 16b-3. A majority of the members of the Committee shall

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constitute a quorum,  and the act of a majority of the members of the  Committee shall be the act of the Committee. Any member of the Committee may be removed at any time, either with or without cause, by resolution adopted by a majority of the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by a majority of the Board of Directors.

     Any or all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors; provided, however, that, with respect to the participation in the Plan by persons who are members of the Board of Directors, such powers and functions of the Committee may be exercised by the Board of Directors only if, at the time of such exercise, all of the members of the Board of Directors acting in the particular matter, are "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act.

     Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, shall have authority, in its discretion, to determine the persons to whom options shall be granted, the time when such options shall be granted, the number of Shares which shall be subject to each option, the purchase price of each Share which shall be subject to each option, the period(s) during which such options shall be exercisable (whether in whole or in part), whether such options shall be Incentive Options or Non-Qualified Options and the other terms and provisions thereof. In determining the employees to whom options shall be granted and the number of Shares for which options shall be granted to each person, the Board of Directors or the Committee, as the case may be, shall consider the length of service, the amount of earnings, and the responsibilities and duties of such person.

     Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, also shall have authority to construe the Plan and options granted thereunder, to amend the Plan and options granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective options (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan. The Board of Directors or the Committee, as the case may be, also shall have the authority to require, in its discretion, as a condition of the granting of any such option, that the optionee agree not to sell or otherwise dispose of Shares acquired pursuant to the option for a period of six (6) months following the latest of (i) the date of the grant of such option or (ii) the date when the exercise price of an option is fixed if such exercise price is not fixed on the date of grant.

     The determination of the Board of Directors or the Committee, as the case may be, on matters referred to in this Article III shall be conclusive.

     The Board of Directors or the Committee, as the case may be, may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

     IV.  ELIGIBILITY

     Options may be granted only to certain salaried officers and other salaried key employees of the Company and its subsidiaries who are not members of the Committee; provided, that no person shall be eligible for any option if the granting of such option to such person would prevent the satisfaction by the Plan of the general exemptive conditions of Rule 16b-3.

     An Incentive Option shall not be granted to any person who, at the time the option is granted, owns shares of the Company or any subsidiary or parent of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any subsidiary or parent of the Company unless (i) the option price is at least one hundred ten percent (110%) of the fair market value per share (as defined in

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Article  VI) of the  shares  subject  to the  option  and (ii) the option is not exercisable after the fifth anniversary of the date of grant of the option. In determining share ownership of an employee, the rules of Section 424(d) of the Code shall be applied, and the Board of Directors or the Committee, as the case may be, may rely on representations of fact made to it by the employee and believed by it to be true.

     V.   MAXIMUM ALLOTMENT OF INCENTIVE OPTIONS

     If the aggregate fair market value of shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company and any parent or any subsidiary of the Company) exceeds $100,000, any options which otherwise qualify as Incentive Options, to the extent of the excess, will be treated as Non-Qualified Options.

     VI.  OPTION PRICE AND PAYMENT

     Except with respect to the Substitute Options and the Distribution Date Options (as hereinafter defined), the price per Share under any option granted hereunder shall be such amount as the Board of Directors or the Committee, as the case may be, shall determine, provided, however, such price shall not be less than one hundred percent (100%) of the fair market value of the Shares subject to such option, as determined in good faith by the Board of Directors or the Committee, as the case may be, at the date the option is granted and provided further that in no event may the price be less than the par value of a share. In the case of Substitute Options, the price shall be determined according to the formula set forth in the employee matters agreement, dated as of May 4, 1993, between the Company and Dover entered into in connection with the Distribution. In the case of options granted on the Distribution Date ("Distribution Date Options"), the price per Share shall be the average closing price per share of the Company's common stock on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") for the 30 trading days beginning 5 days after the Distribution Date.

     If the Shares are listed on a national securities exchange in the United States on the date any option is granted, the fair market value per Share shall be deemed to be the highest sales price at which such Shares are sold on such national securities exchange in the United States on the date upon which the option is granted, but if the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be the Closing price per share determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such option is granted, the Board of Directors or the Committee, as the case may be, shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share. If the Shares are not listed on a national securities exchange but are reported on NASDAQ, the fair market value per share shall be deemed to be the average of the high bid and low asked prices on the date upon which the option is granted as reported by NASDAQ.

     For purposes of this Plan, the determination by the Board of Directors or the Committee, as the case may be, of the fair market value of a Share shall be conclusive.

     Upon the exercise of an option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash.

     VII. USE OF PROCEEDS

     The cash proceeds of the sale of Shares subject to the options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

     VIII. TERM OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

     Except with respect to the Substituted Options, the terms of each option will be for such period as the Board of Directors or the Committee, as the case may be, shall determine, but in no event may any option granted

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hereunder be exercisable more than ten (10) years from the date of grant of such option. The Substituted options shall, to the extent permitted by all applicable laws, contain terms and conditions applicable to the options for which they are substituted.

     The Board of Directors or the Committee, as the case may be, shall have the right to limit, restrict or prohibit, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any option granted hereunder.

     To the extent that an option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

     IX.  EXERCISE OF OPTIONS

     Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Company at the principal business office of the Company, specifying the number of Shares to be purchased, accompanied by a check payable to the Company for the full purchase price of such shares. The date of actual receipt by the Company of such notice shall be deemed the date of exercise of the option with respect to the Shares being purchased. Subject to the terms of Articles XV, XVI, XVII and XVIII, the Company shall cause certificates for the Shares so purchased to be delivered to the optionee, against payment of the full purchase price.

     X.   NONTRANSFERABILITY OF OPTIONS

     An option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder.

     The option of any person to acquire shares and all his rights thereunder shall terminate immediately if the holder: (a) attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or any rights thereunder to any other person except as permitted above: or (b) becomes insolvent or bankrupt or becomes involved in any manner so that the option or any rights thereunder becomes subject to being taken from him to satisfy his debts or liabilities.

     The Company will stamp all share certificates delivered to the shareholder with an appropriate legend if the Shares are not registered under the Securities Act of 1933, as amended (the "Act") or are otherwise not free to be transferred by the holder and will issue appropriate stop-order instructions to the transfer agent for the Shares, if and to the extent such stamping or instructions may then be required by the Act or by any rule or regulation of the Securities and Exchange Commission issued pursuant to the Act.

     XI.  TERMINATION OF EMPLOYMENT

     Upon termination of employment of any option holder, any option previously granted to such option holder, unless otherwise specified by the Board of Directors or the Committee, as the case may be, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

          (a) if the option holder shall die while in the employ of the Company or any subsidiary of the Company, and at a time when such employee was entitled to exercise an option as herein provided, his estate or the legatees or distributees of his estate or of the option, as the case may be, of such option holder, may, within one (1) year following the date of death, but not beyond that time and in no event later than the expiration date of the option, exercise such option, to the extent not theretofore exercised, in respect of any or all of such number of Shares which the option holder was entitled to purchase; and

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          (b) if the  employment  of any option holder to whom such option shall have been granted shall terminate by reason of the option holder's retirement on or after he reaches the age of 60 years in such manner as would entitle him to receive full Social Security benefits if he were then 65 years of age, or disability (as described in Section 22(e)(3) of the Code), and while such employee is entitled to exercise such option as herein provided, such option holder shall have the right to purchase under the option the number of Shares, if any, which he is entitled to purchase at the time of such termination, at any time up to and including three (3) months after the date of such termination of employment, but not beyond that time and in no event shall an option be exercised later than the expiration date of the option.

     In no event shall any person be entitled to exercise any option after the expiration of the period of exercisability of such option as specified therein.

     Other than as set forth above, if an option holder voluntarily terminates his or her employment, or is discharged, any option granted hereunder shall be canceled and the option holder shall have no further rights to exercise any such option and all of the option holder's rights thereunder shall terminate as of the effective date of such termination of employment.

     If  an  option   granted   hereunder   shall  be  exercised  by  the  legal
representative of a deceased option holder or former option holder or by a person who acquired an option granted hereunder by bequest or inheritance or by reason of the death of any option holder or former option holder, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such option.

     For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422 (a) of the Code.

     A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary of the Company or (ii) the transfer of an employee from employment by a subsidiary of the Company to employment by the Company or by another subsidiary of the Company.

     XII. ADJUSTMENT OF SHARES: EFFECT OF CERTAIN TRANSACTIONS

     In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment shall, to the extent permitted by all applicable laws, be made to each outstanding option such that each such option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such option had such option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" shall after any such change refer to the securities, cash and/or property then receivable upon exercise of an option. In addition, in the event of any such change, the Board of Directors or the Committee, as the case may be, shall make any further adjustment as may be appropriate to the maximum number of Shares subject to the Plan, the maximum number of Shares for which options may be granted to any one employee, and the number of Shares and price per Share subject to outstanding options as shall be equitable to prevent dilution or enlargement of rights under such options, and the determination of the Board of Directors or the Committee, as the case may be, as to these matters shall be conclusive. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424 (a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code without the consent of the grantee.

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     XIII. RIGHT TO TERMINATE EMPLOYMENT

     The granting of any option hereunder shall not alter or otherwise affect the rights of the Company or of its subsidiaries to change the duties of any option holder or the services to be performed by him or the place of performance of such service or his compensation, and shall not lessen, restrict or otherwise affect the right of the option holder's employer to terminate his employment at any time. Any person who is granted an option under the plan agrees upon acceptance of such option to remain in the employment of the Company or its subsidiaries, as the case may be, for at least 12 months from the date of the option, at his then base salary (or at such other salary as may be mutually satisfactory to the individual and the employer), except in the event of his earlier death or illness or other disability incapacitating him.

     XIV. CHANGE OF CONTROL

     Upon a Change of Control (as defined below) of the Company, all options shall immediately vest and become exercisable in full during the remaining term thereof, and shall remain so, whether or not the option holder to whom such options have been granted remains an employee of the Company or its subsidiaries.

     A Change of Control shall be deemed to have taken place upon the occurrence of any of the following events:

          (i) any Person (which shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Sections 13 and 14 of the Securities Exchange Act of 1934) is, becomes, or has the right to become the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the Shares then outstanding, whether or not such Person continues to be the beneficial owner of securities representing 20% or more of the outstanding Shares; or

          (ii) as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, any announcement of an intention to make any of the foregoing transactions, or any combination of the foregoing transactions (a "Transaction"), those persons who were directors of the Company before the Transaction and were otherwise unaffiliated with any other party to the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company (a "Change in the Board"); or

          (iii) the shareholders of the Company approve any merger, consolidation, reorganization, liquidation, dissolution, or sale of all or substantially all of the Company's assets in which neither the Company nor a successor resulting from a change in domicile or form of organization will survive as an independent, publicly owned corporation.

     (b) Notwithstanding anything herein to the contrary, no Change of Control shall be deemed to have occurred by virtue of any event which results in any of the following:

          (i) the acquisition, directly or indirectly, of 20% or more of the outstanding Shares by (A) the option holder or a Person including the option holder, (B) the Company, or (C) any employee benefit plan of the Company or of a subsidiary, or any entity holding securities of the company recognized, appointed, or established by the Company or by a subsidiary for or pursuant to the terms of such plan: or

          (ii) a Change in the Board resulting from any Transaction in which the option holder or a Person including the option holder participates directly or indirectly with any party to the Transaction other than the Company.

     XV.  PURCHASE FOR INVESTMENT

     Except as hereafter provided, the holder of an option granted hereunder shall, upon any exercise thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that

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any  subsequent  offer for sale or sale or  distribution  of any of such  Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Act, which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Act) if the Shares being reoffered are registered under the Act and a prospectus in respect thereof is current.

     XVI. ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

     Upon any exercise of an option which may be granted hereunder and payment of the purchase price, a certificate or certificates for the Shares as to which the option has been exercised shall be issued by the Company in the name of the person exercising the option and shall be delivered to or upon the order of such person or persons.

     The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of an option granted hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

     The Company shall pay all issue taxes with respect to the issuance of Shares upon exercise of an option, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares he or she receives in the Registration Statement, provided that the Company shall have no obligation to include any shares in any Registration Statement.

     All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

     XVII. WITHHOLDING TAXES

     The Company may require an employee exercising a Non-Qualified Option or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code) to reimburse the corporation that employs such employee for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of Shares. In lieu thereof, the corporation that employs such employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Board of Directors of the Committee, as the case may be, shall prescribe.

     XVIII. LISTING OF SHARES AND RELATED MATTERS

     If at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

     XIX. AMENDMENT OF THE PLAN

     The Board of Directors may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the shareholders of the Company, that will (i) increase the total number of Shares which may be issued under the Plan (other than an increase resulting from an adjustment provided for in Article XII), (ii) reduce the exercise price of any Incentive Option granted hereunder below the price required by Article VI (provided that in no event shall the exercise price for each share be less than the par value of a share),
(iii) modify the provisions of the Plan relating to eligibility, (iv) materially increase the benefits accruing to participants under the Plan, or (v) extend the term of the Plan. The Board of Directors or the Committee, as the case may be, shall be authorized to amend the Plan and the options granted hereunder to permit the Incentive Options granted hereunder to qualify as incentive stock options within the meaning of Section 422 of the Code. The rights and obligations under any option granted before amendment of the Plan or any unexercised portion of such option shall not be adversely affected by amendment of the Plan or the option without the consent of the holder of the option.

     XX.  TERMINATION OR SUSPENSION OF THE PLAN

     The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated by action of the Board of Directors, shall terminate at the close of business on the Termination Date. An option may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the option was granted. The power of the Board of Directors or the Committee, as the case may be, to construe and administer any options granted prior to the termination or suspension of the Plan under Article III nevertheless shall continue after such termination or during such suspension.

     XXI. GOVERNING LAW

     The Plan, such options as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

     XXII. PARTIAL INVALIDITY

     The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

     XXIII. EFFECTIVE DATE

     The Plan shall become effective only upon the approval of the Board of Directors.